EXHIBIT 10.6
Addendum NO. 1
to the
EXCESS OF LOSS RETROCESSION AGREEMENT
BY AND BETWEEN
PLATINUM UNDERWRITERS BERMUDA, LTD.
(RETROCEDANT)
and
PLATINUM RE (UK) LIMITED
(RETROCESSIONAIRE)
DATED AS OF July 1st 2006
IT IS HEREBY AGREED that with effect from 1st July 2006 the TERRITORY, REINSTATEMENT and the PREMIUM PROVISION shall be amended to read as follows:
ARTICLE 4 - TERRITORY
Coverage applies within the territorial limits of North America, South America, Japan and the Carribbean. Coverage in Japan only applies for the peril of earthquake.
ARTICLE 7 - REINSTATEMENT
Each loss hereon reduces the amount of indemnity provided under this Agreement by the amount paid. Any amount so exhausted shall be automatically reinstated from the time of the occurrence of loss and for each amount so reinstated, the Retrocedant agrees to pay an additional premium calculated at pro rata of $5,200,000 as respects the fraction of indemnity exhausted and 100% of $5,200,000 regardless of the unexpired term of this Agreement. Nevertheless, the Retrocessionaire’s liability shall not exceed $70,000,000 with respect to all Loss Occurrences during the term of the Agreement.
ARTICLE 8 - PREMIUM
The premium for this Agreement shall be a flat premium of $4,800,000 payable in installments of $2,200,000 January 1st 2006 and $2,600,000 July 1st 2006.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Platinum Re (UK) Limited

By:	/s/ Michael J. Coldman

	Name:	Michael J. Coldman
	Title:	Chief Executive Officer and Managing Director
	Date:	July 21, 2006

Platinum Underwriters Bermuda, Ltd.

By:	/s/ Les Waters

	Name:	Les Waters
	Title:	Vice President
	Date:	July 21, 2006